Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

STRONG FINANCIAL PERFORMANCE DRIVEN BY FACILITY ACTIVATIONS

ANNOUNCES ACQUISITION OF CLINICAL SOLUTIONS PHARMACY

INCREASES 2026 FULL YEAR GUIDANCE

BRENTWOOD, Tenn. – May 6, 2026 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today its first quarter 2026 financial results.

Financial Highlights – First Quarter 2026

	For the Three Months Ended March 31, 2026	% Increase from Prior Year Quarter
➣ Total revenue	$614.7 million	25.8%
➣ Net Income	$37.9 million	51.0%
➣ Diluted EPS	$0.38	65.2%
➣ Adjusted Diluted EPS	$0.40	73.9%
➣ Normalized FFO per diluted share	$0.65	44.4%
➣ Adjusted EBITDA	$110.1 million	36.0%
➣ Repurchased 2.3 million shares of our common stock at an aggregate cost of $44.7 million

Patrick Swindle, CoreCivic’s President and Chief Executive Officer, commented, “Our strong first quarter financial results were driven by the activation of four previously idled facilities since the first quarter of 2025. We anticipate increased demand from our federal, state, and local government partners in the second half of the year after a recent downturn due to enforcement redeployments and overall strategy adjustments within the Department of Homeland Security (DHS). We are well-positioned to meet demand given our readily available capacity, in both existing and idle facilities.”

“Consistent with CoreCivic’s strategy of allocating capital to high-return opportunities, subsequent to quarter-end we acquired Clinical Solutions Pharmacy (CSP), one of the largest providers of mail order pharmacy services to correctional facilities in the United States. This acquisition provides diversification of our cash flows in a complementary business and a growing market, and we are excited about the opportunities that lie ahead for CSP.”

Swindle continued, “Our balance sheet remains strong, supported by continued execution of our capital strategy. We ended the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.8x for the trailing twelve months. With the durability of our earnings and growth outlook, we were pleased to fortify our balance sheet with a $100 million incremental term loan subsequent to quarter-end. We obtained the incremental term loan to maintain our strong liquidity position, as we assess the debt capital markets and potential asset sales that could further enhance our liquidity, enabling us to continue to deploy capital in ways that we believe will create shareholder value.”

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

First Quarter 2026 Financial Results

First Quarter 2026 Financial Results Compared With First Quarter 2025

Net income in the first quarter of 2026 was $37.9 million, or $0.38 per diluted share, compared with net income in the first quarter of 2025 of $25.1 million, or $0.23 per diluted share (Diluted EPS). When adjusted for special items, which consisted of expenses associated with mergers and acquisitions and the associated income tax benefit in the first quarter of 2026, Adjusted Net Income was $39.7 million, or $0.40 per diluted share (Adjusted Diluted EPS). Expenses associated with mergers and acquisitions of $2.4 million during the first quarter of 2026 are included in general and administrative expenses. There were no special items during the first quarter of 2025. Special items are presented in detail in the calculation of Adjusted Net Income and Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

The increase in Diluted EPS and Adjusted Diluted EPS compared with the prior year quarter resulted from the resumption of operations at the 2,400-bed Dilley Immigration Processing Center (Dilley Facility) in the first quarter of 2025, activations of previously idle facilities resulting from new contract awards at our 600-bed West Tennessee Detention Facility, our 2,560-bed California City Detention Facility, and our 2,160-bed Diamondback Correctional Facility, higher federal and state populations, and the acquisition of the Farmville Detention Center on July 1, 2025. Funding for the Dilley Facility was previously terminated effective August 9, 2024, and the facility remained idle until its reactivation effective March 5, 2025. Occupancy levels in our Safety and Community segments combined increased to 79.6% in the first quarter of 2026 compared with 77.0% in the first quarter of 2025.

Per share results were also favorably impacted by an increase of $4.6 million in employee retention credits (ERCs) available under the CARES Act during the first quarter of 2026 compared with the first quarter of 2025, and by a 10.1% decrease in weighted average diluted shares of our common stock outstanding as a result of our share repurchase program. These results were partially offset by a mission change at our 2,552-bed Trousdale Turner Correctional Center that resulted in the transition of inmate populations to a demographic more conducive to the facility’s reentry-focused services. The transition resulted in temporarily lower population levels and higher expenses, but is expected to strengthen long-term operational performance. The favorable results were also partially offset by higher general and administrative expense and higher interest expense resulting from an increase in our average outstanding debt balance.

Management revenue from U.S. Immigration & Customs Enforcement (ICE), our largest government partner, grew 96.2% over the first quarter of 2025, reflecting the aforementioned activation of four previously idle facilities, and the acquisition of the Farmville Detention Center. During the first quarter of 2026, revenue from ICE was $261.3 million compared to $133.2 million during the first quarter of 2025. Revenue from state customers increased 3.6% compared with the year-ago quarter, highlighted by per diem increases under a number of our state contracts and population growth within the states of Georgia, Montana, and Colorado.

First Quarter 2026 Financial Results

The facility operating margin in our Safety and Community segments increased to 24.0% in the first quarter of 2026 from 23.6% in the prior year quarter. Although the facility operating margins in both quarters were favorably impacted by ERCs that will not be included in future quarters, we expect facility margins to improve at our California City and Diamondback facilities, as well as at our newly activated 1,033-bed Midwest Regional Reception Center, as occupancies continue to increase at these facilities.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $107.7 million in the first quarter of 2026, compared with $81.0 million in the first quarter of 2025. Adjusted EBITDA, which excludes special items, was $110.1 million in the first quarter of 2026. The increase in EBITDA and Adjusted EBITDA was primarily driven by the activation of four previously idle facilities, the acquisition of the Farmville Detention Center, and a general increase in occupancy throughout our portfolio, partially offset by an increase in general and administrative expenses.

Funds From Operations (FFO) for the first quarter of 2026 was $63.3 million, or $0.64 per diluted share, compared with $49.7 million, or $0.45 per diluted share, in the first quarter of 2025. Normalized FFO, which excludes special items, increased to $65.1 million, or $0.65 per diluted share, in the first quarter of 2026. Normalized FFO per share was positively impacted by the same factors that affected Adjusted EBITDA, as well as a reduction in weighted average diluted shares outstanding compared with the prior year quarter, partially offset by increases in interest and income tax expenses, which are not reflected in Adjusted EBITDA.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Capital Strategy

Share Repurchases. In 2022, our Board of Directors (BOD) approved a share repurchase program authorizing the Company to repurchase up to $225.0 million of our common stock, which has subsequently been increased to up to an aggregate amount of $700.0 million of our common stock through a series of increases. During the first quarter of 2026, we repurchased 2.3 million shares of common stock under the share repurchase program at an aggregate purchase price of $44.7 million. Since the share repurchase program was authorized in May 2022, through March 31, 2026, we have repurchased a total of 28.1 million shares at an aggregate price of $444.2 million, or $15.82 per share, excluding fees, commissions and other costs related to the repurchases.

As of March 31, 2026, we had $255.8 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the BOD from time to time in the open market, through privately negotiated transactions, or otherwise, subject to restricted payment limitations in our debt agreements. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our BOD in its discretion at any time.

First Quarter 2026 Financial Results

Incremental Term Loan. Subsequent to quarter-end, on April 10, 2026, we amended our Bank Credit Facility to, among other things, obtain an Incremental Term Loan in the amount of $100.0 million, maturing April 9, 2027, and bearing interest at an applicable margin that is 0.25% in excess of the applicable margin in effect for our Initial Term Loan and Revolving Credit Facility. The Incremental Term Loan is prepayable without penalty. We used the loan to pay down a portion of the amounts outstanding under the Revolving Credit Facility and for working capital and general corporate purposes. We believe expanding the size of our Bank Credit Facility through the Incremental Term Loan provides us with enhanced balance sheet flexibility while remaining positioned for long-term value creation, such as through our share repurchase program and through attractive acquisition opportunities.

Acquisition of Clinical Solutions Pharmacy

Subsequent to quarter-end, on April 1, 2026, we completed the acquisition of Clinical Solutions Pharmacy (CSP), one of the largest providers of mail order pharmacy services to correctional facilities in the United States. With correctional populations aging and presenting more complex, chronic medical needs, CSP’s exclusive focus on the corrections market uniquely positions it to support government agencies seeking reliable, clinically advanced pharmacy solutions. CSP was founded in 2004 and has grown its footprint to serve over 600 correctional facilities, including CoreCivic, across 28 states. CSP operates a centralized distribution center based in Franklin, TN, and has nearly 300 employees.

The initial purchase price of approximately $148.0 million, excluding transaction-related expenses, was funded with cash on hand and borrowings under our Revolving Credit Facility. The acquisition also includes an earn-out, which could increase the purchase price if CSP achieves specified financial targets in 2026. We currently expect the acquisition of CSP to contribute $0.03 to $0.05 per share during 2026, which is included in our updated 2026 financial guidance.

Other Business Developments

Midwest Regional Reception Center. On March 11, 2026, we received approval for a Special Use Permit (SUP) at our 1,033-bed Midwest Regional Reception Center in Leavenworth, Kansas. The facility has been undergoing reactivation since a new contract with ICE was awarded in the third quarter of 2025, but experienced a temporary delay in the intake process as we worked through the legal challenges and the SUP approval process. Upon receiving the SUP, we began accepting detainees on March 12, 2026, and as of March 31, 2026, we cared for 94 individuals at the facility. Taking into account start-up activities and the phased commencement of intake operations as previously disclosed, we expect this facility to contribute approximately $0.05 to $0.06 in incremental earnings per share for the remainder of 2026 and reach stabilized occupancy in the third quarter of 2026.

Other Facility Activations. During the first quarter of 2026, we continued receiving additional detainee populations under new management contracts with ICE at our 2,560-bed California City Detention Facility and at our 2,160-bed Diamondback Correctional Facility, and as of March 31, 2026, we cared for 1,817 and 735 individuals, respectively, at these facilities.

First Quarter 2026 Financial Results

2026 Financial Guidance

Based on current business conditions, we are providing the following updated financial guidance for the full year 2026:

	Revised Guidance Full Year 2026	Prior Guidance Full Year 2026
➣ Net income	$147.8 million to $157.8 million	$147.5 million to $157.5 million
➣ Adjusted Net Income	$149.5 million to $159.5 million	$147.5 million to $157.5 million
➣ Diluted EPS	$1.51 to $1.61	$1.49 to $1.59
➣ Adjusted Diluted EPS	$1.53 to $1.63	$1.49 to $1.59
➣ FFO per diluted share	$2.58 to $2.68	$2.54 to $2.64
➣ Normalized FFO per diluted share	$2.60 to $2.70	$2.54 to $2.64
➣ EBITDA	$451.3 million to $459.3million	$437.0 million to $445.0 million
➣ Adjusted EBITDA	$453.8 million to $461.8 million	$437.0 million to $445.0 million

Our guidance has been updated to include the acquisition of CSP and activation of the Midwest Regional Reception Center, which successfully obtained an SUP and began receiving detainee populations in March 2026. Our guidance has also been updated to reflect a recent decrease in nationwide ICE populations compared with our prior guidance, due to enforcement redeployments and overall strategy adjustments within DHS, which we believe is temporary.

Consistent with our past practice, our guidance does not include the impact of any new contract awards not previously announced, or the activation of any of our remaining five idle correctional and detention facilities. Our guidance also does not include any additional acquisitions or dispositions, including the impact on earnings, such as pricing adjustments, if any, that could result from any dispositions. Our guidance does not contemplate any significant changes in how the federal government, including ICE, elects to use our detention capacity.

The activation of an idle facility generally requires three to six months to hire, train, and prepare the facility to accept residential populations, which, depending on contract structure, can result in additional expenses before we are able to realize additional revenue. To the extent any new contract requires the activation of an idle facility, our guidance will likely be negatively impacted by these start-up expenses until the revenue we generate offsets these expenses.

During 2026, we expect to invest $30.0 million to $35.0 million in maintenance capital expenditures on real estate assets, $30.0 million to $35.0 million for maintenance capital expenditures on other assets and information technology, and $15.0 million for other capital investments. We also expect to invest $40.0 million to $45.0 million for capital expenditures associated with previously idled facilities we are activating and for additional potential facility activations, in order to prepare these facilities to quickly accept residential populations if opportunities arise.

First Quarter 2026 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2026. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the second quarter of 2026. Written materials used in the investor presentations will also be available on our website beginning on or about May 25, 2026. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, May 7, 2026, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://register-conf.media-server.com/register/BI100ac825f20b4333aeddd3f8e1c0fdff. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated

First Quarter 2026 Financial Results

with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government as a consequence of presidential executive orders, changes in how the federal government, including ICE, elects to use our detention capacity or otherwise procures alternative detention capacity, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) our ability to successfully activate idle facilities in a timely manner in order to meet the growth in demand for our facilities and services from the federal government that has occurred as a result of changes in policies and actions of the current presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of debt ceilings and government shutdowns, including partial shutdowns, and changing budget priorities; (viii) our ability to successfully identify and consummate future development and acquisition opportunities, integrate their operations, and realize projected returns resulting therefrom; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	March 31, 2026	December 31, 2025
Cash and cash equivalents	$209,686	$97,929
Restricted cash	14,641	14,517
Accounts receivable, net of credit loss reserve of $4,705 and $4,506, respectively	479,800	446,224
Prepaid expenses and other current assets	36,857	49,904
Assets held for sale	2,513	2,513

Total current assets	743,497	611,087
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $2,041,487 and 2,012,353, respectively	2,122,430	2,132,206
Other real estate assets	180,148	182,479
Goodwill	8,551	8,551
Other assets	313,369	322,420

Total assets	$3,367,995	$3,256,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$288,362	$353,173
Current portion of long-term debt	16,611	15,701

Total current liabilities	304,973	368,874
Long-term debt, net	1,380,955	1,205,037
Deferred revenue	7,812	8,719
Non-current deferred tax liabilities	111,297	98,364
Other liabilities	167,348	170,500

Total liabilities	1,972,385	1,851,494

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 98,887 and 100,051 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	989	1,001
Additional paid-in capital	1,480,181	1,527,724
Accumulated deficit	(85,560)	(123,476)

Total stockholders’ equity	1,395,610	1,405,249

Total liabilities and stockholders’ equity	$3,367,995	$3,256,743

First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2026	2025
REVENUE:
Safety	$577,947	$454,184
Community	32,080	29,708
Properties	4,702	4,642
Other	—	93

	614,729	488,627

EXPENSES:
Operating:
Safety	441,255	347,983
Community	24,124	23,613
Properties	2,319	3,123
Other	21	18

Total operating expenses	467,719	374,737
General and administrative	43,676	36,016
Depreciation and amortization	33,335	30,518

	544,730	441,271

OTHER INCOME (EXPENSE):
Interest expense, net	(17,681)	(15,231)
Other expense	(8)	(35)

INCOME BEFORE INCOME TAXES	52,310	32,090
Income tax expense	(14,394)	(6,977)

NET INCOME	$37,916	$25,113

BASIC EARNINGS PER SHARE	$0.38	$0.23

DILUTED EARNINGS PER SHARE	$0.38	$0.23

First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2026	2025
Net income	$37,916	$25,113
Special items:
Expenses associated with mergers and acquisitions	2,424	—
Income tax benefit for special items	(679)	—

Adjusted net income	$39,661	$25,113

Weighted average common shares outstanding - basic
Effect of dilutive securities:	98,720	109,489
Restricted stock-based awards	606	969

Weighted average shares and assumed conversions - diluted	99,326	110,458

Adjusted Diluted EPS	$0.40	$0.23

First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2026	2025
Net income	$37,916	$25,113
Depreciation and amortization of real estate assets	25,394	24,598

Funds From Operations	$63,310	$49,711
Expenses associated with mergers and acquisitions	2,424	—
Income tax benefit for special items	(679)	—

Normalized Funds From Operations	$65,055	$49,711

Funds from Operations Per Diluted Share	$0.64	$0.45

Normalized Funds From Operations Per Diluted Share	$0.65	$0.45

First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2026	2025
Net income	$37,916	$25,113
Interest expense	22,042	18,381
Depreciation and amortization	33,335	30,518
Income tax expense	14,394	6,977

EBITDA	$107,687	$80,989
Expenses associated with mergers and acquisitions	2,424	—

Adjusted EBITDA	$110,111	$80,989

First Quarter 2026 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE — CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, EBITDA, AND NORMALIZED EBITDA

	Guidance Range For the Year Ending December 31, 2026
	Low End of Guidance	High End of Guidance
Net income	$147,755	$157,755
Expenses associated with mergers and acquisitions	2,424	2,424
Income tax benefit for special items	(679)	(679)

Adjusted net income	$149,500	$159,500

Net income	$147,755	$157,755
Depreciation and amortization of real estate assets	105,500	105,000

Funds From Operations	$253,255	$262,755
Expenses associated with mergers and acquisitions	2,424	2,424
Income tax benefit for special items	(679)	(679)

Normalized Funds From Operations	$255,000	$264,500

Diluted EPS	$1.51	$1.61

Adjusted Diluted EPS	$1.53	$1.63

FFO per diluted share	$2.58	$2.68

Normalized FFO per diluted share	$2.60	$2.70

Net income	$147,755	$157,755
Interest expense	96,000	95,000
Depreciation and amortization	149,250	149,250
Income tax expense	58,321	57,321

EBITDA	$451,326	$459,326
Expenses associated with mergers and acquisitions	2,424	2,424

Adjusted EBITDA	$453,750	$461,750

First Quarter 2026 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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